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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 9, 2004, except as to Note 14 which is as of April 30, 2004, relating to the consolidated financial statements and financial statement schedule of Blue Nile, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

Seattle, Washington
May 12, 2004